UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2020 (public announcement date)

ACREAGE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Commission File Number: 000-56021
British Columbia, Canada	98-1463868
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
450 LEXINGTON AVENUE, #3308 NEW YORK, NEW YORK, 10163, UNITED STATES
(Address of principal executive offices, including zip code)
(646) 600-9181
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class E subordinate voting shares Class D subordinate voting shares	ACRHF ACRDF	OTC Markets Group Inc. OTC Markets Group Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Executive Officer

On December 18, 2020, Acreage Holdings, Inc. (the “Company”) announced that Filippo (Peter) Caldini has been appointed as the Company’s Chief Executive Officer, effective upon his first day of employment with the Company on December 21, 2020 (the “Start Date.”).

Mr. Caldini, age 55, most recently served as the Chief Executive Officer and a director of Bespoke Capital Acquisition Corp., a special purpose acquisition corporation, from June 2019 until December 2020. Prior to that, Mr. Caldini served as the Regional President North America for Pfizer Consumer Healthcare, a consumer healthcare business, from 2017 to 2019. Previously, from 2016 to 2017, Mr. Caldini held the role of Regional President EMEA of Pfizer Consumer Healthcare and led the Northern European cluster from 2015 to 2016. Prior to that, from 2009 to 2014, Mr. Caldini served in several roles at Bayer AG, a global enterprise with core competencies in the life science fields of healthcare and agriculture, including the head of sub-region Emerging Markets EMEA, the General Manager of Bayer Consumer Care China and the head of the Nutritionals Strategic Business unit, the global leader in nutritional supplements with brands One-A-Day, Berocca, and Supradyn. Mr. Caldini currently serves on the board of directors of Arcadia Consumer Healthcare, Inc., a consumer healthcare market for over-the-counter medicines, Solvotrin Therapeutics, a healthcare and medicine development company, and Premark Pharma GmbH, a developmental pharmaceutical company based in Switzerland. Mr. Caldini received a Masters of International Economics and Management from Bocconi University in Milan, Italy, an MBA from Northeastern University and a BA, Political Science from Boston University.

On November 30, 2020, the Company entered into an offer letter (the “Offer Letter”) with Mr. Caldini with respect to his employment as Chief Executive Officer. The Offer Letter provides for Mr. Caldini to receive: (a) an annual base salary of $400,000; (b) an initial equity award under the Acreage Holdings, Inc. Annual Omnibus Equity Incentive Plan (the “Omnibus Plan”) with a value of up to $1,200,000, consisting of $800,000 of restricted stock units and $400,000 of options to acquire the Company’s subordinate voting shares, with the number of shares equal to $1,200,000 divided by the closing price of the subordinate voting shares on the Start Date and subject to a three-year vesting schedule in one-third increments per year, (c) subject to approval by the Company’s Board of Directors (the “Board”), a one-time additional equity award under the Omnibus Plan of $2,000,000, consisting of $1,000,000 of options to acquire subordinate voting shares and $1,000,000 of restricted stock units, subject to performance-based vesting based on the achievement of certain financial performance targets in fiscal years 2021 and 2022 and (d) an additional equity award under the Omnibus Plan of $500,000, consisting of 50% options to acquire subordinate voting shares and 50% restricted stock units, subject to immediate vesting upon the achievement of certain financial performance targets in fiscal year 2022.

The Offer Letter also provides that Mr. Caldini will be eligible for (a) an annual bonus award with target annual incentive potential of up to 100% of his base salary, based on achievement of certain Company financial performance targets to be set by the Compensation Committee of the Board (the “Committee”); (b) an additional annual bonus award with target annual incentive potential of up to 200% of his base salary, based on achievement of certain Company financial performance targets to be set by the Committee; and (c) severance benefits equal to twelve months of Mr. Caldini’s base salary following his termination by the Company without cause.

There are no arrangements or understandings with any other person pursuant to which Mr. Caldini was appointed as the Company’s Chief Executive Officer, and there are no family relationships between Mr. Caldini and any director or executive officer of the Company. Additionally, there are no transactions between Mr. Caldini and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

On December 18, 2020, the Company issued a news release announcing Mr. Caldini’s appointment, a copy of which is furnished with this Current Report on Form 8-K as Exhibit 99.1. In addition, a copy of the Offer Letter is filed with this report as Exhibit 10.1. The foregoing description of the terms of the Offer Letter is a summary of select terms, is not complete, and is qualified in its entirety by reference to the full text thereof, which is incorporated by reference herein.

Item9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following Exhibits are furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
10.1	Offer of Employment Letter, dated November 30, 2020, by and between Acreage Holdings, Inc. and Filippo Caldini.
99.1	Press release of Acreage Holdings, Inc., dated December 18, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACREAGE HOLDINGS, INC.

Date: December 18, 2020	/s/ Glen Leibowitz
Glen Leibowitz Chief Financial Officer